                                                                    Exhibit 4.4

                              [FORM OF GLOBAL IDS]


         THIS SECURITY IS A GLOBAL INCOME DEPOSIT SECURITY ("IDS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

         EACH IDS CONSISTS OF $[ ] PRINCIPAL AMOUNT OF THE [ ]% NOTES DUE 2013 (THE "NOTES") OF AMERICAN SEAFOODS CORPORATION (THE "COMPANY") AND ONE SHARE OF COMMON STOCK $0.01 PAR VALUE, OF THE COMPANY (SUBJECT TO ADJUSTMENT IN CASE OF A STOCK SPLIT, STOCK DIVIDEND OR RECLASSIFICATION OF THE COMMON STOCK). THE COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

                          AMERICAN SEAFOODS CORPORATION

                                [      ] IDSs

No. 1
                                                                CUSIP NO. [    ]
                                                                ISIN: [    ]

         American Seafoods Corporation, a Delaware corporation (the "Company") hereby certifies that Cede & Co., or registered assigns, is the owner of the number of Income Deposit Securities ("IDSs") listed on Schedule A hereto.

         Each IDS consists of $[   ] principal amount of [  ]% notes due 2013 of
the Company (the "Notes") and one share of Common Stock, par value $0.01 per
                  -----
share of the Company (the "Common Stock") (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock as reflected on Schedule B hereto). The global Note and global common stock certificate constituting part of this IDSs Certificate are each attached hereto. The terms
of the Notes are governed by an Indenture (the "Indenture") dated as of [    ],
                                                ---------
2003, among the Company, the Guarantors named therein and [    ] as trustee (the
"Trustee"), and are subject to the terms and provisions contained therein, to
 -------
all of which terms and provisions the holder of this IDSs Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDSs Certificate upon written request and without charge a copy of the Indenture.

         Upon the occurrence of a stock split, stock dividend or reclassification of the Common Stock, the Company will notify in writing the IDS transfer Agent and DTC of such event and instruct them to reflect the resulting changes on Schedule B hereof.

         This IDSs Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Automatic Separation:

         Each IDS will automatically separate into one (1) share of Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock as reflected on Schedule B hereto) and
$[    ] principal amount of Notes upon the (i) date on which principal on the
Notes becomes due and payable, whether at the stated maturity of the Notes or upon acceleration thereof, (ii) any redemption of the Notes, or (iii) if DTC is unwilling or unable to continue acting as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and the Company is unable to find a successor depository.

         In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to Section 4.14 of the Indenture ("New Notes") (i) the IDSs represented by this Certificate will be automatically separated into the Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs ("New IDSs"). Each New IDS will consist of one share of Common
Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock as reflected on Schedule B hereto) and
$[    ] principal amount of a combination of the Notes and New Notes in proportion to the aggregate principal balances thereof.

Voluntary Separation:

         The registered holder of this Certificate is entitled, at any time and
from time to time, on or after the earlier of (i) [    ], 2004 and (ii) the
ocurrence of a Change of Control (as defined in the Indenture), to separate the IDSs represented by this Certificate or any portion thereof for one (1) share of Common Stock (subject to adjustments in case of stock split, stock dividend or
reclassification of the Common Stock) and $[    ] principal amount of Notes for
each IDS.

Recombination:

         Any holder of Common Stock and Notes is entitled, at any time to combine such holder's Common Stock and Notes to form IDSs.

                  [Remainder of Page Intentionally Left Blank]

Dated:  [  ], 2003

                                    AMERICAN SEAFOODS CORPORATION


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

Countersigned and registered:

[                               ]
 as Transfer Agent and Registrar

By:
     ------------------------------------
     Name:
     Title:

                                                                  Schedule A

                                 NUMBER OF IDSs

The Number of IDSs initially represented by this global IDS certificate is
               . The following increases or decreases have been made:
---------------


                               Increase              Decrease
   Number of IDSs Prior      In Amount of          In Amount of
      to Adjustment              IDSs                  IDSs                Signature               Date
----------------------- ---------------------- -------------------- ---------------------- --------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------


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

                                                                    Schedule B

                        Number of shares of Common Stock

         The number of shares of Common Stock included in each IDS represented by this Certificate is initially one (1). The following adjustments have been made:




                                               Number of Shares
 Number of Shares of                           of Common Stock
Common Stock Included                          Included in Each
 in Each IDS Prior to     Event Triggering      IDS Following
      Adjustment             Adjustment           Adjustment            Signature            Date
-----------------------  -------------------  --------------------   ---------------   ------------------

---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
